UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	August 5, 2011

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-1402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K/A

(Amendment No. 1)

Explanatory Note

On June 17, 2011, Southern California Gas Company (the “Company”) filed a Current Report on Form 8-K to report the voting results from the Company’s 2011 Annual Meeting of Shareholders held on June 15, 2011 (the “Annual Meeting”).  This Form 8-K/A is being filed solely to report the action taken by the Company’s Board of Directors (the “Board”) at its regular meeting on August 5, 2011 with regard to the frequency of future shareholder advisory votes on executive compensation.

Item 5.07  Submission of Matters to a Vote of Security Holders

(d)

As previously reported, at the Annual Meeting, the Company’s shareholders adopted by a unanimous vote of the votes cast an advisory vote that the Company should conduct future advisory votes on executive compensation every year.  On August 5, 2011, based on the Board’s recommendation in the Company’s information statement filed on May 2, 2011 and on the voting results at the Annual Meeting with respect to the shareholder advisory vote on the frequency of future advisory votes on executive compensation, the Board of Directors determined to hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: August 5, 2011	By: /s/ Robert M. Schlax
Robert M. Schlax Vice President, Controller and Chief Financial Officer